EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
February 19, 2016

Centrus Completes American Centrifuge Demonstration in Ohio;
Workforce Reductions to Begin

•	Centrifuge research, engineering and testing work will continue in Oak Ridge, Tenn.

•	Ohio centrifuge cascade to be demobilized after successful three-year demonstration

•	First stage of Ohio workforce reductions begin week of February 29

•	Centrus preserving NRC license and options for future use of Ohio facility

BETHESDA, Md. - Centrus Energy Corp. (NYSE MKT: LEU) announced today that it has completed operations of its demonstration cascade of American Centrifuge machines at its facility in Piketon, Ohio, but plans to maintain its construction and operating license from the U.S. Nuclear Regulatory Commission (NRC) for a commercial plant to preserve options for the future use of the facility.  In addition, with ongoing funding from the U.S. Department of Energy’s (DOE) Oak Ridge National Laboratory (ORNL), Centrus plans to continue advancing the technology for national security and energy security purposes at the Company’s state-of-the-art research and testing facilities in Oak Ridge, Tennessee.
            DOE announced in September 2015 that it would not fund additional demonstration at Piketon after September 30, 2015, because the cascade had successfully delivered the necessary operational data.  Since that time, Centrus has funded ongoing operations while exploring other potential uses for the facility and its unique workforce.  Centrus will demobilize the demonstration cascade and reduce its workforce at Piketon starting with the layoff of approximately 60 employees during the week of February 29. In the coming weeks, the Company will begin decontamination and decommissioning (D&D) activities of the demonstration cascade in accordance with its NRC license for the demonstration facility. The Company plans to maintain its core technical capabilities and preserve its ability to support future nuclear projects at the Piketon site.
            “We believe that the United States must remain a global leader in uranium enrichment technology, and the work of our team at Piketon has made enormous contributions to that effort,” said Daniel B. Poneman, Centrus president and chief executive officer. “This is a painful day for our employees, families, friends, and colleagues, but all should be proud of the great work of our Piketon team. They have met every milestone in this project, which they completed on time and under budget. We will do all that we can to facilitate their transition to new opportunities.”
            “We deeply appreciate the unwavering, long-standing support from the community and Ohio’s elected officials for the great work that has been done at Piketon,” Poneman added. “That remains an invaluable asset as we develop other opportunities for the site and our workforce.”

DOE: American Centrifuge is “most technically advanced and lowest risk option”
            In an October 2015 report, DOE determined that the United States must restore its uranium enrichment capability to meet long-term national security needs and further determined that the American Centrifuge technology is the “most technically advanced and lowest risk option” for doing so.
            ORNL informed Centrus in September 2015 that it intends to extend the Company’s contract for ongoing research and testing activities in Oak Ridge through September 2016. Centrus currently has more than 120 employees working at two dedicated facilities in the Oak Ridge area to engineer, design, and test improvements in full-size machines operating in individual test stands. The Company’s scientists and engineers will continue to improve the reliability and manufacturability of centrifuge machines for potential future applications. Centrus plans to maintain its critical technological expertise in advanced gas centrifuge uranium enrichment and to continue to develop that technology for national security purposes and to evaluate how best to develop the technology for long-term commercial use.
            As a result of the decision to demobilize the demonstration facility, Centrus will incur costs associated with the D&D in accordance with the requirements of the NRC and DOE, as well as severance and other demobilization costs. Centrus is required to provide financial assurance to the NRC and DOE for D&D and lease turnover costs under a regulatory-prescribed methodology that includes potential contingent costs and reserves. Centrus has previously provided financial assurance to the NRC and DOE in the form of surety bonds of $16.0 million and $13.0 million, respectively, which are fully cash-collateralized by Centrus. The Company expects to receive cash as the surety bonds are cancelled following its performance of D&D or reduced based on our satisfaction of lease conditions.
LEU Business Unaffected
            The decision to cease demonstration activities will not affect Centrus’ commercial fuel business or its deliveries to utility customers. While Centrus continues to be committed to supporting America’s national security needs, the vast majority of the Company’s revenues are generated through the sale of uranium and enriched uranium fuel to power civilian nuclear power plants around the world - meeting customers’ needs through a large, diverse base of supply sources.
About Centrus Energy Corp.
            Centrus Energy Corp. is a trusted supplier of enriched uranium fuel for commercial nuclear power plants in the United States and around the world.  Our mission is to provide reliable and competitive fuel goods and services to meet the needs of our customers, consistent with the highest levels of integrity, safety, and security.
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Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will ”, “should”, “could” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to: risks related to the ongoing transition of our business, including uncertainty regarding the economics of and continued funding for the American Centrifuge project and the potential for a demobilization or termination of the project; the impact of enrichment market conditions, increased project costs and other factors on the economics of the American Centrifuge project and our ability to finance the project and the potential for a demobilization or termination of the project; potential changes in our anticipated ownership of or role in the American Centrifuge project, including as a result of the need to raise additional capital to finance the project; the impact of actions we have taken or may take to reduce spending on the American Centrifuge project, including the potential loss of key suppliers and employees, and impacts to cost and schedule; risks relating to the decontamination and decommissioning of activities at the Piketon facility, including costs or expenses associated with decontamination and decommissioning and financial assurances provided by us to the NRC and DOE in connection with lease turnover costs; uncertainty regarding the potential for the DOE to seek to terminate or exercise its remedies under the June 2002 DOE-USEC Agreement; potential for any changes to or termination of any agreements with the U.S. government; changes in U.S. government priorities and the availability of government funding, including loan guarantees and ongoing funding for the ORNL; uncertainty regarding the NRC’s willingness to renew our license to operate a commercial plant in Piketon; the impact of government regulation by DOE and NRC; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at  www.centrusenergy.com. We do not undertake to update our forward-looking statements except as required by law.
Contact:
Media: Jeremy Derryberry (301) 564-3392
Investors: Don Hatcher (301) 564-3460